Form 8-K

                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549


                  PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 1996
                                                --------------------


                     WESTMORELAND COAL COMPANY
                  ------------------------------
      (Exact name of registrant as specified in its charter)


DELAWARE                               0-752             23-1128670
---------------------------------------------------------------------
(State or other jurisdiction      (Commission File    (I.R.S. Employer
of incorporation or organization)      Number         Identification No.)

2 North Cascade Avenue, 14th Floor    Colorado Springs, Colorado   80903
------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number,
   including area code:                    719-442-2600
                                          --------------


Item 5.     Other Events

         The Company announced that it did not anticipate reaching a long term settlement with the UMWA Combined Benefit Fund, the 1992 UMWA Benefit Plan, and the 1974 Pension Plan (collectively, the "Funds") to resolve certain obligations to those entities, before expiration of interim agreements which had been entered into to support negotiations through November 29, 1996. The Company also announced that the Combined Benefit Fund's refusal to release $2.7 million the Company had agreed to escrow as a condition for discussions now prevented the Company from having adequate working capital to continue paying the medical expenses of retirees under the 1992 Plan. Healthsource Provident, the Company's independent claims administrator, has suspended those payments pending full reimbursement of $1.8 million in arrears.

      The Company announced that at an emergency hearing held
Friday, November 29, 1996, a Federal District Court in Abingdon, Virginia denied the 1992 UMWA Benefit Plan's request for a temporary restraining order requiring the Company to immediately recommence paying 1992 Benefit Plan beneficiary expenses. The court will hold an evidentiary hearing on Wednesday, December 4, 1996 for the purpose of considering the Fund's request for a preliminary injuction. The Court also ordered the Principles to enter into good faith settlement negotiations in advance of the hearing and to report jointly to a magistrate on the status of such discussions on Tuesday afternoon, December 3.

      The Company announced that a Federal District Court in Abingdon, Virginia denied the 1992 UMWA Benefit Plan's request for a preliminary injunction to cause the Company to recommence paying 1992 Benefit Plan beneficiary expenses. While the Court has not issued its order, the Company believes it will include a directive to pay $200,000 a week as security for ongoing 1992 UMWA Benefit Plan expenses until the matter is resolved. The Court permitted the Company to continue to utilize its cash for expenses incurred in the ordinary course of its business. The Company will further evaluate the Court's order when it is received.

      The Company announced that Sheffield, Olson & McQueen, Inc. ("SOMI") has been retained to replace Healthsource-Provident ("HSP") as the third party administrator to process claims on behalf of certain of its retirees, active employees and dependents. These beneficiaries include active United Mine Workers of America ("UMWA") and salaried employees, laid-off UMWA employees, and UMWA employees who have retired since October, 1994. SOMI's services will not cover 1992 UMWA Benefit Plan beneficiaries whose benefits have now been assumed by the 1992 Plan. SOMI is a licensed third party administrator in the State of Minnesota whose current administration services cover over 75,000 employees located throughout the United States.

      The Company announced that company-initiated discussions with United Mine Workers of America (UMWA) Pension and Benefit Funds aimed at a structured settlement of over $160 million in retiree benefit obligations remain unsuccessful and that in light of continuing demands and litigation by the Funds to force Westmoreland to make payments beyond its financial capacity, the Company was examining alternatives, including court protection under Chapter 11 of the U.S. Bankruptcy Code.



Item 7.     Financial Statements and Exhibits

         (c)

         No.         Description

         99.6        Press release dated November 27, 1996

         99.7        Press release dated December 2, 1996

         99.8        Press release dated December 5, 1996

         99.9        Press release dated December 17, 1996

         99.10       Press release dated December 19, 1996



                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WESTMORELAND COAL COMPANY



Date: December 19, 1996          By:_____________________________
                                    Robert J. Jaeger
                                    Senior Vice President-Finance
                                    Treasurer and Controller

Exhibit 99.6
         -------------------------------------------------
                       Lack of Funds' Action
                Triggers Union Benefits Suspension
         -------------------------------------------------


Colorado Springs, CO -- November 27, 1996 -- Westmoreland Coal Company (NYSE:WCX) today announced that it did not anticipate reaching a long term settlement with the UMWA Combined Benefit Fund (the "CBF"), the 1992 UMWA Benefit Plan (the "1992 Plan") and the 1974 Pension Plan (the "74 Plan") (collectively, the "Funds") to resolve certain obligations to those entities, before expiration of interim agreements which had been entered into to support negotiations through November 29, 1996. Westmoreland also announced that the CBF's refusal to release $2.7 million the Company had agreed to escrow as a condition for discussions now prevented the Company from having adequate working capital to continue paying the medical expenses of retirees under the 1992 Plan. Healthsource Provident, Westmoreland's independent claims administrator, has suspended those payments pending full reimbursement of $1.8 million in arrears.

As reported earlier, the Company has submitted several proposals to the Benefit Funds over the past thirteen months. The Funds have neither accepted those proposals nor offered any counterproposals. In view of the imminent suspension of medical benefits and the accompanying hardships for 1992 Plan beneficiaries, the Company submitted a further settlement proposal to the Benefit Funds on November 18, and reviewed it with them in Washington, D.C. on November 21. This proposal was also not accepted by the Benefit Funds whose representatives added they could not make a counterproposal but would offer comments and analysis on any additional proposals. The Company submitted yet another settlement proposal today. While the Combined Fund has refused to release Westmoreland's $2.7 million, they have not directly expressed their intentions with respect to an extension of the interim agreements under the current circumstances.

The 1992 Plan was designed by Congress to provide benefits for those UMWA retirees who retired prior to October 1, 1994 and whose
Companies' were no longer able to do so.   This group represents
about 1200 of Westmoreland's retirees and along with their dependents comprises approximately 60% of the Company's current medical expenses. The Company expects to continue payment of claims for beneficiaries of the other health plans it administers and is in discussions with Healthsource Provident to that end. The attached letter is only being sent to all 1992 Plan beneficiaries.

Christopher K. Seglem, Westmoreland's Chairman, President and CEO said, "We regret that the Funds have refused to release our $2.7 million from escrow as that release would allow us to remain current with our medical claims while seeking a final settlement with the Benefit Funds. Unfortunately, it is the beneficiaries of the 1992 Plan who will suffer from this disregard of their needs. We continue to hope that the Funds will work with us to achieve a mutually satisfactory settlement of our obligations, and that is why we developed another settlement proposal and submitted it to the Funds for their consideration. The failure of the Benefit Funds to accept or make a counterproposal to any of the proposals we have offered over the past year is particularly frustrating when peoples' health needs are at issue and where, at the insistence of the Funds, the Company has used the proceeds of asset sales to pay benefits while settlement discussions were supposed to take place. This money could have been used for the development of new sources of income which could better support post retirement benefits and, ultimately, value for shareholders. Any settlement we reach must provide for the stabilization and ongoing viability of the Company. This is the only course that can maximize the value of our assets for any constituency - retiree, employee, or shareholder."

                                ##

        For information contact Diane Jones (719) 448-5814.



Exhibit 99.7
  --------------------------------------------------------------
                     Court Denies TRO Request
            and Orders Settlement Negotiations between
                Westmoreland and UMWA Benefit Fund
  ---------------------------------------------------------------


Colorado Springs, CO -- December 2, 1996 -- Westmoreland Coal Company (NYSE:WCX) today reported that at an emergency hearing held Friday, November 29, 1996, a Federal District Court in Abingdon, Virginia denied the 1992 UMWA Benefit Plan's request for a temporary restraining order ("TRO") requiring Westmoreland Coal Company to immediately recommence paying 1992 Benefit Plan beneficiary expenses. The court will hold an evidentiary hearing on Wednesday, December 4, 1996 for the purpose of considering the Fund's request for a preliminary injunction. The Court also ordered the Principles to enter into good faith settlement negotiations in advance of the hearing and to report jointly to a magistrate on the status of such discussions on Tuesday afternoon, December 3.

Christopher K. Seglem, Chairman, President and CEO stated, "We are grateful for the Court's directive and are prepared to meet with the Funds. We are hopeful they will now enter into substantive discussions with us concerning a fair and final settlement which contributes to the ongoing provision of benefits for our retirees and satisfies Westmoreland's obligations."

                                ##

        For information contact Diane Jones (719) 448-5814.











Exhibit 99.8
        ---------------------------------------------------
                Court Denies Preliminary Injunction
                  Request for Westmoreland to Pay
                  1992 UMWA Plan Benefit Expenses
        ---------------------------------------------------


Colorado Springs, CO -- December 5, 1996 -- Westmoreland Coal Company (NYSE:WCX) announced today that a Federal District Court in Abingdon, Virginia denied the 1992 UMWA Benefit Plan's request for a preliminary injunction to cause the Company to recommence paying 1992 Benefit Plan beneficiary expenses. While the Court has not issued its order, the Company believes it will include a directive to pay $200,000 a week as security for ongoing 1992 UMWA Benefit Plan expenses until the matter is resolved. The Court permitted the Company to continue to utilize its cash for expenses incurred in the ordinary course of its business. The Company will further evaluate the Court's order when it is received.

As reported earlier, the Company has been in discussions with both the 1992 UMWA Benefit Plan and the UMWA Combined Benefit Fund over the past 13 months. The Company has submitted numerous proposals to the Funds regarding its obligations, yet no counter proposal was ever received from the Funds. As ordered by the Federal District Court last Friday, Westmoreland appeared before the magistrate on Tuesday to report on settlement discussions with the 1992 Benefit Plan Trustees, and the hearing for the preliminary injunction commenced on Wednesday when those discussions failed to produce an agreement.

                                 #

    For further information contact Diane Jones (719) 448-5814.



Exhibit 99.9
        ---------------------------------------------------
                    Westmoreland Announces New
                   Health Benefits Administrator
       ----------------------------------------------------


Colorado Springs, CO -- December 17, 1996 -- Westmoreland Coal Company (NYSE:WCX) announced today that Sheffield, Olson & McQueen, Inc. ("SOMI") has been retained to replace Healthsource-Provident ("HSP") as the third party administrator to process claims on behalf of certain of its retirees, active employees and dependents. These beneficiaries include active United Mine Workers of America ("UMWA") and salaried employees, laid-off UMWA employees, and UMWA employees who have retired since October, 1994. SOMI's services will not cover 1992 UMWA Benefit Plan beneficiaries whose benefits have now been assumed by the 1992 Plan. SOMI is a licensed third party administrator in the State of Minnesota whose current administration services cover over 75,000 employees located throughout the United States.

Contrary to reports by the UMWA last week, these benefits were never canceled by Westmoreland. As the Company advised the UMWA and the Benefits Funds in writing on November 27th, the alternative arrangements for processing claims announced today were necessitated by the fact that HSP suspended administration of all Westmoreland's plans under its care when it suspended administration of the 1992 UMWA Benefit Plan. HSP halted its claims processing because Westmoreland is $1.8 million in arrears on reimbursements to HSP for medical services already delivered largely under the 1992 Plan, and Westmoreland and the Benefit Plans have failed to reach settlement on that liability.

Westmoreland spokesperson Diane Jones commented, "Westmoreland is pleased that it has been able to quickly bring such an outstanding benefits administrator on board to assure the continued delivery of benefits to those other than 1992 Plan beneficiaries covered by its individual employer plans. We had hoped for, and tried to make similar arrangements with HSP itself, but we understand its decision not to do so in light of the large sum of money already owed them. Thus, the change in administrator represents the alternative arrangements we advised might be necessary."

"As for the UMWA Combined Fund, 1992 UMWA Benefit and 1974 UMWA Pension Plans, Westmoreland will continue to seek a resolution which assures that retirees receive their lifetime benefits and maximizes the value of the Company to beneficiaries, as well as all other creditors and stakeholders, by preserving it as an ongoing entity. This is the most intelligent and responsible course and it is Westmoreland's duty to follow it."

The UMWA Combined Fund and 1992 UMWA Benefit Plan medical expenses which Westmoreland is unable to meet fully on an ongoing basis amount to approximately $14 million per year. The balance of benefit expenses which are now being administered by SOMI cost Westmoreland approximately $1.8 million per year.

New medical benefit cards are being mailed this week and recipients will be reimbursed for eligible medical expenses incurred and not already reimbursed during the administrative suspension by Healthsource-Provident. Westmoreland had transferred $10,000 to cover, in the interim, certain medical expenses of UMWA retirees last week after several retirees and the UMWA filed legal action in West Virginia.
                                 #
    For further information contact Diane Jones (719) 448-5814.
















Exhibit 99.10
   ------------------------------------------------------------
                     WESTMORELAND COAL COMPANY
                       WEIGHING ALTERNATIVES
                       TO UMWA FUNDS DEMANDS
   ------------------------------------------------------------

Colorado Springs, CO -- December 19, 1996 -- Westmoreland Coal Company (NYSE:WCX) announced today that company-initiated discussions with United Mine Workers of America (UMWA) Pension and Benefit Funds aimed at a structured settlement of over $160 million in retiree benefit obligations remain unsuccessful and that in light of continuing demands and litigation by the Funds to force Westmoreland to make payments beyond its financial capacity, the Company was examining alternatives, including court protection under Chapter 11 of the U.S. Bankruptcy Code.

Christopher K. Seglem, Chairman, President and CEO stated, "Westmoreland is trying to serve obligations, not escape them. We do not dispute our obligation to provide 100%, lifetime health benefits to UMWA retirees under the Federal Coal Act passed in 1992. We do, however, challenge an interpretation and the administration of that Act which would result in the forced liquidation of our 142-year old Company. Liquidation would destroy millions of dollars in value, eliminate jobs, and leave unfunded as much as $200 million in remaining liabilities, including some related to the very beneficiaries sought to be protected by this legislation. That is an irresponsible and needless course of action by the UMWA Funds."

"Westmoreland's approach is to maximize the Company's value by preserving it as an ongoing entity. This approach assures the greatest possible contribution to Benefit Fund retirees, and also protects other stakeholders, including unrelated retirees, other coal producers, workers compensation recipients, customers, employees, shareholders, and the public, which may eventually be called upon to shoulder the cost of these benefits if the industry and its successor businesses cannot. Westmoreland will not voluntarily allow liquidation of the Company only to partially fund certain UMWA benefits under these circumstances. Our duty is to resist that and to do the right thing for these retirees and other stakeholders."

            ADDITIONAL BACKGROUND INFORMATION ATTACHED
                                 #
    For further information contact Diane Jones (719) 448-5814 or Wendy Petty at the Jefferson Group (303) 837-1110 ext. 239





WESTMORELAND OVERVIEW

Company. Westmoreland Coal Company, which relocated to Colorado Springs from Philadelphia, Pennsylvania in 1995, is the oldest independent coal producer in the United States. It is now a significant independent power producer as well. By the late 1980's Westmoreland was experiencing significant periodic financial losses caused by the high cost of operating its unionized Eastern properties and declining coal prices. Beginning in 1992, the Company initiated a turnaround effort which included discontinuation of unprofitable operations, the sale of non-core assets, and elimination of its bank debt. That effort is virtually complete today, and the Company's current coal and energy operations are solid and cash producing. Westmoreland's value is greatest as a unified ongoing enterprise, partly because of nearly $175 million worth of off balance sheet tax assets (net operating loss carryforwards), the value of which would be lost if the Company liquidated or sold off its major income producing business units, Westmoreland Resources, Inc. (coal) or Westmoreland Energy, Inc. (independent power). As a public company (NYSE: WCX), Westmoreland's efforts and financial status are well documented.

1992 Coal Act. However, this 142-year old Company carries the burden of substantial "heritage costs," including lifetime, 100% medical benefits for union retirees and their dependents as guaranteed by the Coal Industry Retiree Health Benefits Act of 1992 ("Coal Act"). Under the direction of various UMWA Benefit Funds, the Coal Act requires coal companies who signed any National Bituminous Coal Wage Agreement since 1950, related parties and successors, to provide lifetime medical benefits to United Mine Workers of America (UMWA) employees who retired before October of 1994 and their dependents. These obligations are joint and several, creating a "last man's club" among coal producers and their successors. Westmoreland's cash payments to the Funds exceed $14 million per year and include support of beneficiaries who never worked for Westmoreland or any of its affiliates, but whose employers have already gone out of business. Westmoreland faces additional cash liabilities under the Coal Act of approximately $4 million in "catch up" costs for newly assigned additional beneficiaries and $21 million to secure future health benefit obligations, as well as another $14 million for UMWA Pension Plan withdrawal because of the Company's imminent termination of union operations in Appalachia. These liabilities total over $200 million on a present value basis, and over $700 million on a pay-as-you-go cash basis. The Company's other benefit costs include workers compensation expenses of over $5 million per year.

Problem. Although Westmoreland is trying to support the provision of benefits to Funds' retirees, it is unable to cover fully their enormous annual cash costs along with its other obligations. Even though Westmoreland has sold assets to generate positive cash flow up until now, such sales cannot continue indefinitely and do not produce enough cash to enable the Company to meet its continued obligations to the Funds for the long term. Continued asset sales now, combined with a failure of the Funds to reach a timely long-term agreement, would result in the eventual total liquidation of the Company at less than its full value as an ongoing business. Liquidation of the Company would leave hundreds of millions of dollars of liabilities to be funded by someone else. It is inevitable, therefore, that some portion of the cost of benefits currently borne by Westmoreland will be transferred to the Funds and in turn, at least for now, to the other coal producers who, like Westmoreland, are jointly and severally liable and by law must contribute to them.
Over One Year of Unfruitful Discussions with the Benefit Funds. Recognizing it would not be able to fund the benefit costs and in pursuit of a fair and realistic approach to advantage all concerned, Westmoreland initiated discussions with the UMWA Benefit Funds in November 1995. The Funds demanded that Westmoreland continue paying benefits "as the price of admission" for discussions so, the Company was forced to continue selling assets in order to pay benefits during this period. Westmoreland offered several proposals which would provide for contributions in excess of what the Funds would receive in a liquidation. These proposals included provisions for ongoing contributions. The Funds failed to accept any of Westmoreland's proposals and offered no counter proposals. With Westmoreland behind in payments, and with the Company facing ongoing liquidity constraints imposed by continued payment of benefits, its healthcare administrator suspended administration of benefits on November 27, 1996. Coal Act beneficiaries were then transferred to the Funds where comparable benefits are provided. The rest of the Company's employees and retirees continue to receive their benefits from the Company. The Funds' response was to sue Westmoreland to force continued payment. On December 13, 1996, saying "it is immaterial to the (Benefit Funds) Trustees whether Westmoreland obtains the necessary funds through liquidation or otherwise," the Funds proposed a lump sum payment by Westmoreland of $110 million, their first and only offer after 14 months of discussions. Westmoreland could not pay anything close to this amount, even if it did liquidate.

Westmoreland's Position and Commitment. Westmoreland can't pay the full cost of these benefits, but the Company wants to contribute and help assure the beneficiaries are secure now and in the future. Westmoreland's approach maximizes the Company's value, thereby producing the greatest possible contribution to Benefit Funds retirees, and protects other stakeholders, including unrelated retirees, coal producers, workers compensation recipients, customers, employees, shareholders and the public. Unless a structured settlement with the Funds can be achieved, much value will be lost. Assets will be sold at "going out of business" prices. Jobs will be destroyed, retirees will be hurt, and other obligations will be unfulfilled. Benefit costs of other coal producers will be needlessly increased. The public may eventually have to bear costs the industry cannot. All this may be minimized, if not avoided, by Westmoreland's approach which emphasizes the preservation and creation of value through continued operation rather than its destruction through liquidation.

Westmoreland will not voluntarily allow liquidation of the Company, especially at a great loss of value, only to partially fund certain UMWA retiree obligations and at the expense of its other statutory obligations and its responsibility to beneficiaries, employees, customers, suppliers, partners, shareholders, its industry, and the public. Accordingly, the Company may seek court protection if the Funds persist on their present course and ignore a reasonable, structured settlement.